Exhibit 3(i)3

New York State
Department of State
Division of Corporations, State Records
and Uniform Commercial Code
41 State Street
Albany, NY 12231

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION OF
CORNING INCORPORATED
Under Section 805 of the Business Corporation Law

WE, WENDELL P. WEEKS and DENISE A. HAUSELT, being, respectively, the President and Chief Operating Officer and Secretary of Corning Incorporated, a corporation organized under the laws of the State of New York, DO HEREBY CERTIFY as follows:

FIRST: The name of the Corporation is Corning Incorporated. The Corporation was formed under the name Corning Glass Works.

SECOND: The Certificate of Incorporation of the Corporation (being the Preliminary Certificate of Consolidation Forming the Corporation) was filed in the Office of the Secretary of State of the State of New York on December 24, 1936.

THIRD: The said Certificate of Incorporation, as amended and restated, is hereby amended pursuant to Sections 502(c), 502(d) and 805 of the Business Corporation Law by the addition of the following provisions, stating the number, designation, relative rights, preferences and limitations of a series of Series Preferred Stock, par value $100 per share, as fixed by the Board of Directors of the Corporation before the issuance of such shares, such provisions so added to be designated as paragraph 4C of the Restated Certificate of Incorporation of the Corporation and to read as follows:

4C. 7.00% Series C Mandatory Convertible Preferred Stock

(1) Designation and Amount.

The shares of this series of Preferred Stock shall be designated as “7.00% Series C Mandatory Convertible Preferred Stock” (the “Series C Preferred Stock”) and the number of shares constituting such series shall be 5,750,000, with a par value of $100 per share.

(2) Ranking.

The Series C Preferred Stock shall rank, as to payment of dividends and distribution of assets upon dissolution, liquidation or winding up of the Corporation, (a) senior to the Common Stock, (b) senior to the Series A Preferred Stock and (c) junior to the Series B Preferred Stock.

(3) Dividends.

(a) Dividends on the Series C Preferred Stock will be payable quarterly on each Dividend Payment Date, at the annual rate of $7.00 per share. The initial dividend on the Series C Preferred Stock for the first Dividend Period, commencing on the date of first issuance of the Series C Preferred Stock (assuming a date of first issuance of August 6, 2002), to but excluding November 16, 2002, will be $1.925 per share, and will be payable on November 16, 2002. Each subsequent quarterly dividend on the Series C Preferred Stock will be $1.750 per share. Dividends payable on a Dividend Payment Date will be payable to Record Holders for the applicable Dividend Payment Date.

(b) The amount of dividends payable on each share of Series C Preferred Stock for each full quarterly period will be computed by dividing the annual dividend by four. The amount of dividends payable for any other period that is shorter or longer than a full quarterly dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Accumulated but unpaid dividends on the Series C Preferred Stock shall cumulate from the Dividend Payment Date on which they become payable, but no interest shall accrue on accumulated but unpaid dividends on the Series C Preferred Stock.

(c) All dividends payable on the Series C Preferred Stock through the Mandatory Conversion Date will become immediately due and payable, if any of the following events occurs:

(i) the rating on the Corporation’s long-term debt is reduced to “Ca” or below by Moody’s or “CC” or below by Standard & Poor’s;

(ii) the Corporation fails to comply with any of the provisions of this Certificate of Amendment or the Promissory Note; or

(iii) the Corporation or any of the Corporation’s principal subsidiaries pursuant to or under or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case or proceeding;

(B) consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

(C) consents to the appointment of a Custodian of it or for any substantial part of its property;

(D) files a petition in bankruptcy or answer or consent seeking reorganization or relief; or

(E) consents to the filing of such petition or the appointment of or taking possession by Custodian; or

(F) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(1) is for relief against the Corporation or any of the Corporation’s principal subsidiaries in an involuntary case or proceeding, or adjudicates the Corporation or any of the Corporation’s principal subsidiaries insolvent or bankrupt;

(2) appoints a Custodian of the Corporation or any of the Corporation’s principal subsidiaries or for any substantial part of its property; or

(3) orders the winding up or liquidation of the Corporation or any of the Corporation’s principal subsidiaries;

and the order or decree remains unstayed and in effect for 60 days.

(4) Payment Restrictions.

(a) Unless all accrued and unpaid dividends on the Series C Preferred Stock for all prior Dividend Periods have been paid, the Corporation may not:

(i) take any of the following actions with respect to any of its capital stock that ranks junior to the Series C Preferred Stock as to payment of dividends or distribution of assets upon dissolution, liquidation or winding up of the Corporation, including any and all             shares of Common Stock and the Series A Preferred Stock issued in the future, if any:

(A) declare or pay any dividend or make any distribution of assets on any of the Corporation’s capital stock that ranks junior to the Series C Preferred Stock as to payment of dividends or the distribution of assets upon dissolution, liquidation or winding up of the Corporation, other than dividends or distributions in the form of the Corporation’s capital stock that ranks junior to the Series C Preferred Stock as to payment of dividends and the distribution of assets upon dissolution, liquidation or winding up of the Corporation; or

(B) redeem, purchase or otherwise acquire any of the Corporation’s capital stock that ranks junior to the Series C Preferred Stock as to payment of dividends or the distribution of assets upon dissolution, liquidation or winding up of the Corporation, except upon conversion or exchange for the Corporation’s capital stock that ranks junior to the Corporation’s Series C Preferred Stock as to payment of dividends and the distribution of assets upon dissolution, liquidation or winding up of the Corporation.

(ii) redeem, purchase or otherwise acquire any of the Corporation’s capital stock that ranks pari passu with the Series C Preferred Stock as to payment of dividends or the distribution of assets upon dissolution, liquidation or winding up of the Corporation, except for conversion or exchange for the Corporation’s capital stock that ranks junior to the Series C Preferred Stock as to payment of dividends and the distribution of assets upon dissolution, liquidation or winding up of the Corporation.

(5) Voting Rights.

(a) Except as otherwise required by law or set forth herein, Holders of the Series C Preferred Stock are not entitled to any voting rights and their consent shall not be required for the taking of any corporate action.

(b) So long as any of the Series C Preferred Stock is outstanding, the Corporation will not, without the approval of the Holders of at least 66?% of the Series C Preferred Stock then outstanding, given in person or by proxy either at a regular meeting or at a special meeting called for that purpose, at which the Holders of the Series C Preferred Stock shall vote separately as a series, amend any of the provisions of the Corporation’s Certificate of Incorporation, as amended and restated, so as to affect adversely the powers, preferences, privileges or rights of the Holders of the Series C Preferred Stock; provided that the amendment of the provisions of the Corporation’s Certificate of Incorporation so as to authorize or create, or increase the authorized amount of any shares ranking junior or pari passu as to payment of dividends and distribution of assets upon dissolution, liquidation or winding up of the Corporation to the Series C Preferred Stock shall not be deemed to affect aversely the powers, preferences, privileges or rights of the Holders of the Series C Preferred Stock.

(c) So long as any of the Series C Preferred Stock is outstanding, the Corporation will not, without the approval of the holders of at least 80% of the Series C Preferred Stock then outstanding and all shares of any other series of the Corporation’s Series Preferred Stock ranking pari passu as to dividends or distribution of assets upon dissolution, liquidation or winding up of the Corporation with the Series C Preferred Stock then outstanding, voting together as a single class, given in person or by proxy either at a regular meeting or at a special meeting called for that purpose:

(i) issue, authorize or increase the authorized amount of, or issue or authorize any obligation or security convertible into or evidencing a right to purchase, any stock of any class ranking senior to the Series C Preferred Stock as to dividends or distribution of assets upon dissolution, liquidation or winding up of the Corporation; or

(ii) reclassify any of the Corporation’s authorized stock into any stock of any class, or any obligation or security convertible into or evidencing a right to purchase such stock, ranking senior to the Series C Preferred Stock as to dividends or distribution of assets upon dissolution, liquidation or winding up of the Corporation, provided that the Corporation may take any of the actions described in this Section 5(c) to issue, authorize or increase the authorized amount of, or issue or authorize any obligation or security convertible into or evidencing a right to purchase, any stock ranking junior to or pari passu with the Series C Preferred Stock as to dividends or distribution of assets upon dissolution, liquidation or winding up of the Corporation without the vote of any Holder of the Series C Preferred Stock.

(6) Liquidation, Dissolution or Winding Up.

(a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the Holders of the Series C Preferred Stock at the time outstanding will be entitled to receive, out of the net assets of the Corporation available for distribution to stockholders (subject to the rights of the holders of any stock of the Corporation then outstanding ranking senior to or pari passu with the Series C Preferred Stock in respect of distributions upon liquidation, dissolution or winding up of the Corporation and before any amount shall be paid or distributed with respect to holders of any stock of the Corporation then outstanding ranking junior to the Series C Preferred Stock in respect of distributions upon liquidation, dissolution or winding up of the Corporation), a liquidating distribution in the amount of $100.00 per share, plus an amount equal to the sum of all accrued and unpaid dividends, whether or not earned, for the then-current Dividend Period and all prior Dividend Periods. After the payment to the Holders of the Series C Preferred Stock of the full amounts provided in this Section 6(a), the Holders of the Series C Preferred Stock will have no right or claim to any of the Corporation’s remaining assets.

(b) For the purpose of this Section 6, none of the following shall be deemed a voluntary or involuntary liquidation, dissolution or winding up of the Corporation:

(i) the sale of all or substantially all of the Corporation’s property or business;

(ii) the merger or consolidation of the Corporation into or with any other corporation; or

(iii) the merger or consolidation of any other corporation into or with the Corporation.

(c) If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the amounts payable with respect to the Series C Preferred Stock then outstanding are not paid in full as provided in Section 6(a) hereof, no distribution shall be made on account of any stock ranking pari passu with the Series C Preferred Stock as to the distribution of assets upon that liquidation, dissolution or winding up unless a pro rata distribution is made on the Series C Preferred Stock. The Holders of the Series C Preferred Stock then outstanding and the holders of any stock of the Corporation ranking pari passu with the Series C Preferred Stock then outstanding shall share ratably in any distribution of assets upon such liquidation, dissolution or winding up. The amount allocable to each series of stock ranking pari passu as to dividends or distribution of assets upon dissolution, liquidation or winding up of the Corporation then outstanding will be based on the proportion of their full respective liquidation preference to the aggregate liquidation preference of the outstanding shares of each such series. After the payment to the Holders of the Series C Preferred Stock and all other series of stock ranking pari passu as to payment of dividends and distribution of assets upon dissolution, liquidation or winding up of the Corporation of the full amounts provided in this Section 6(c), the Holders of the Series C Preferred Stock and the holders of all other series of stock ranking pari passu as to payment of dividends and distribution of assets upon dissolution, liquidation or winding up of the Corporation will have no right or claim to any of the Corporation’s remaining assets.

(d) Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable to holders of Series C Preferred Stock in such circumstances shall be payable, shall be given by first-class mail, postage prepaid, mailed not less than twenty calendar days prior to any payment date stated therein, to the Holders of Series C Preferred Stock, at the address shown on the books of the Corporation or the Transfer Agent; provided, however, that a failure to give notice as provided above or any defect therein shall not affect the Corporation’s ability to consummate a voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

(7) Automatic Conversion on the Mandatory Conversion Date.

(a) Each share of Series C Preferred Stock will automatically convert (unless previously converted at the option of the Holder in accordance with Section 8 hereof or pursuant to an exercise of a Merger Early Settlement right pursuant to Section 9 hereof) on the Mandatory Conversion Date, into a number of newly issued shares of Common Stock equal to the Conversion Rate.

(b) The “Conversion Rate” shall be as follows:

(i) if the “Applicable Market Value” of the Common Stock is equal to or greater than $1.968 (the “Threshold Appreciation Price”), the Conversion Rate shall be equal to 50.813 shares of Common Stock per share of Series C Preferred Stock;

(ii) if the Applicable Market Value of the Common Stock is less than the Threshold Appreciation Price but greater than $1.60 (the “Initial Price”), the Conversion Rate shall be equal to $100.00 divided by the Applicable Market Value of the Common Stock; and

(iii) If the Applicable Market Value of the Common Stock is less than or equal to the Initial Price, the Conversion Rate shall be equal to 62.500 shares of Common Stock per share of Series C Preferred Stock, in each case, subject to adjustment in accordance with the provisions of Section 13 hereof.

(8) Conversion at the Option of the Holder.

(a) Shares of the Series C Preferred Stock are convertible, in whole or in part, at any time prior to the Mandatory Conversion Date, into shares of Common Stock at the rate of 50.813 shares of Common Stock per share of Series C Preferred Stock, subject to adjustments as set forth under Section 13 hereof. In addition, the Corporation shall make a payment to Holders who so convert their shares of Series C Preferred Stock, in cash, in an amount equal to the Market Value at that time of the portfolio of U.S. Treasury Securities that, upon maturity thereof, would be sufficient to pay that portion of amounts then due and unpaid under the Promissory Note that corresponds to the Corporation’s obligation to pay accrued and unpaid dividends on such Holder’s Series C Preferred Stock being converted that otherwise would be payable, if such shares of Series C Preferred Stock were not converted early in accordance with this Section 8, from and after such conversion is effective in accordance with Section 10(e) hereof through the Mandatory Conversion Date.

(b) Record Holders shall be entitled to receive the dividend payable on their converted shares of Series C Preferred Stock on the corresponding Dividend Payment Date notwithstanding the conversion pursuant to this Section 8 of such shares after the close of business on a Record Date but before the opening of business on the corresponding Dividend Payment Date. In such event, any cash amount due and payable by the Corporation to the Holder pursuant to Section 8(a) will be decreased by an amount equal to the amount of dividend to be paid on such Dividend Payment Date.

(9) Early Conversion Upon Cash Merger.

(a) In the event of a merger or consolidation of the Corporation of the type described in Section 13(f) in which the Common Stock outstanding immediately prior to such merger or consolidation is exchanged for consideration consisting of at least 30% cash or cash equivalents (any such event, a “Cash Merger”), then the Corporation (or the successor to the Corporation, as the case may be) shall be required to offer to the Holders of the Series C Preferred Stock the right to convert their shares of Series C Preferred Stock prior to the Mandatory Conversion Date (such right of the Holders to convert their shares pursuant to this Section 9(a) being the “Merger Early Settlement”) as provided herein.

(b) On or before the fifth Business Day after the consummation of a Cash Merger, the Corporation or, at the request and expense of the Corporation, the Transfer Agent, shall give all Holders notice of the occurrence of the Cash Merger and of the Merger Early Settlement right arising as a result thereof. The Corporation shall also deliver a copy of such notice to the Transfer Agent. Each such notice shall contain:

(i) the date, which shall be not less than 20 nor more than 30 calendar days after the date of such notice, on which the Merger Early Settlement will be effected (such date being the “Merger Early Settlement Date”);

(ii) the date, which shall be on or one Business Day prior to the Merger Early Settlement Date, by which the Merger Early Settlement right must be exercised;

(iii) the Conversion Rate in effect on the Trading Day immediately preceding such Cash Merger (calculated as if the Trading Day immediately preceding such Cash Merger were the Mandatory Conversion Date) and the kind and amount of securities, cash and other property receivable per share of Series C Preferred Stock by the Holder upon conversion of shares of Series C Preferred Stock pursuant to Section 9(d); and

(iv) the instructions a Holder must follow to exercise the Merger Early Settlement right.

(c) To exercise a Merger Early Settlement right, a Holder shall deliver to the Transfer Agent at its Corporate Trust Office by 5:00 p.m., New York City time on or one Business Day prior to the date by which the Merger Settlement Right must be exercised as specified in the notice, the certificate(s) (if such shares are held in certificated form) evidencing the shares of Series C Preferred Stock with respect to which the Merger Early Settlement right is being exercised, duly assigned or endorsed for transfer to the Corporation, or accompanied by duly executed stock powers relating thereto, or in blank, with a written notice to the Corporation stating the Holder’s intention to convert early in connection with the Cash Merger and providing the Corporation with payment instructions.

(d) If the Holder exercises its Merger Early Settlement right pursuant to the terms hereof, on the Merger Early Settlement Date, the Corporation shall deliver or cause to be delivered the net cash, securities and other property entitled to be received by such exercising Holder, determined by assuming the Holder had converted its shares of Series C Preferred Stock immediately before the Cash Merger at the Conversion Rate calculated in accordance with Section 9(b)(iii) hereof. In the event a Merger Early Settlement right is exercised by a Holder in accordance with the terms hereof, all references herein to Mandatory Conversion Date shall be deemed to refer to such Merger Early Settlement Date.

(e) If the Holder does not elect to exercise its Merger Early Settlement right pursuant to this Section 9, in lieu of shares of Common Stock, the Corporation shall deliver on the Mandatory Conversion Date, at the Conversion Rate in effect on that date, the net cash, securities and other property for which the Common Stock was exchangeable in connection with the Cash Merger.

(f) Upon a Merger Early Settlement, the Transfer Agent shall, in accordance with the instructions provided by the Holder thereof in the written notice provided to the Corporation as set forth above, deliver to the Holder such net cash, securities or other property issuable upon such Merger Early Settlement together with payment in lieu of any fraction of a share, as provided herein.

(g) In the event that a Merger Early Settlement is effected with respect to shares of Series C Preferred Stock representing less than all the shares of Series C Preferred Stock held by a Holder, upon such Merger Early Settlement the Corporation (or the successor to the Corporation, as the case may be) shall execute and the Transfer Agent shall, unless otherwise instructed in writing, authenticate, countersign and deliver to the Holder thereof, at the expense of the Corporation, a certificate evidencing the shares as to which Merger Early Settlement was not effected.

(10) Conversion Procedures.

(a) Any Holder of shares of Series C Preferred Stock desiring to convert such shares into shares of Common Stock shall, if the Series C Preferred Stock is held in certificated form, surrender the certificate or certificates representing the shares of Series C Preferred Stock being converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Corporation or at the Corporate Trust Office of the Transfer Agent, or at such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the Holders of the Series C Preferred Stock by the Corporation or the Transfer Agent, accompanied by written notice of conversion, by 5:00 pm, New York City time, on any day that is a Business Day in The City of New York.

(b) Such written notice of conversion shall be duly executed by the Holder, accompanied by a Medallion Signature Guarantee (if required by the Transfer Agent), and specify:

(i) the number of shares of Series C Preferred Stock to be converted;

(ii) the name(s) in which such Holder desires the shares of Common Stock issuable upon conversion to be registered and whether such shares of Common Stock are to be issued in book-entry or certificated form (subject to compliance with applicable legal requirements if any of such certificates are to be issued in a name other than the name of the Holder);

(iii) if certificates are to be issued, the address to which such Holder wishes delivery to be made of such new certificates to be issued upon such conversion; and

(iv) any other transfer forms, tax forms or other relevant documentation required and specified by the Transfer Agent, if necessary, to effect the conversion.

(c) If specified by the Holder in the notice of conversion that shares of Common Stock issuable upon conversion of the Series C Preferred Stock shall be issued to a person other than the Holder surrendering the shares of Series C Preferred Stock being converted, the Holder shall pay or cause to be paid any transfer or similar taxes payable in connection with the shares of Common Stock so issued.

(d) Upon receipt by the Transfer Agent of a completed and duly executed notice of conversion as set forth in Section 10(b) and upon surrender of a certificate representing share(s) of Series C Preferred Stock to be converted (if held in certificated form), the Corporation shall, within three Business Days or as soon as possible thereafter, issue and shall instruct the Transfer Agent to register the number of shares of Common Stock to which such Holder shall be entitled upon conversion in the name(s) specified by such Holder in the notice of conversion. If a Holder elects to hold its shares of Common Stock issuable upon conversion of the Series C Preferred Stock in certificated form, the Corporation promptly send or cause to be sent, by hand delivery (with receipt to be acknowledged) or by first-class mail, postage prepaid, to the Holder thereof, at the address designated by such Holder in the written notice of conversion, a certificate or certificates representing the number of shares of Common Stock to which such Holder shall be entitled upon conversion. In the event that there shall have been surrendered a certificate or certificates representing shares of Series C Preferred Stock, only part of which are to be converted, the Corporation shall issue and deliver to such Holder or such Holder’s designee in the manner provided in the immediately preceding sentence a new certificate or certificates representing the number of shares of Series C Preferred Stock that shall not have been converted.

(e) The issuance by the Corporation of shares of Common Stock upon a conversion of shares of Series C Preferred Stock in accordance with the terms hereof shall be effective immediately prior to the close of business on the day of receipt by the Transfer Agent of the notice of conversion and other documents, if any, set forth in Section 10(b) hereof, compliance with Section 10(c), if applicable, and the surrender by such Holder or such Holder’s designee of the certificate or certificates representing the shares of Series C Preferred Stock to be converted (if held in certificated form), duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto). The person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder(s) of such shares of Common Stock as of the close of business on the effective date of the conversion. No allowance or adjustment shall be made in respect of dividends payable to holders of Common Stock of record as of any date prior to such effective date. Prior to such effective date, shares of Common Stock issuable upon conversion of any shares of Series C Preferred Stock shall not be deemed outstanding for any purpose, and Holders of shares of Series C Preferred Stock shall have no rights with respect to the Common Stock (including voting rights, rights to respond to tender offers for the Common Stock and rights to receive any dividends or other distributions on the Common Stock) by virtue of holding shares of Series C Preferred Stock.

(f) Shares of Series C Preferred Stock duly converted in accordance with this Certificate of Amendment, or otherwise reacquired by the Corporation, will resume the status of authorized and unissued Series Preferred Stock, undesignated as to series and available for future issuance.

(g) In the event that a holder of shares of Series C Preferred Stock shall not by written notice designate the name in which shares of Common Stock to be issued upon conversion of such shares should be registered or to whom payment upon redemption of shares of Series C Preferred Stock should be made or the address to which the certificate or certificates representing such shares, or such payment, should be sent, the Corporation shall be entitled to register such shares, and make such payment, in the name of the Holder of such Series C Preferred Stock as shown on the records of the Corporation and to send the certificate or certificates representing such shares, or such payment, to the address of such holder shown on the records of the Corporation.

(11) Reservation of Common Stock.

(a) The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of shares of Series C Preferred Stock as herein provided, free from any preemptive or other similar rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series C Preferred Stock then outstanding.

(b) Notwithstanding the foregoing, the Corporation shall be entitled to deliver upon conversion of shares of Series C Preferred Stock, as herein provided, shares of Common Stock reacquired and held in the treasury of the Corporation (in lieu of the issuance of authorized and unissued shares of Common stock), so long as any such treasury shares are free and clear of all liens, charges, security interests or encumbrances.

(c) All shares of Common Stock delivered upon conversion of the Series C Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances.

(d) The Corporation shall prepare and shall use its best efforts to obtain and keep in force such governmental or regulatory permits or other authorizations as may be required by law, and shall comply with all applicable requirements as to registration or qualification of the Common Stock (and all requirements to list the Common Stock issuable upon conversion of Series C Preferred Stock that are at the time applicable), in order to enable the Corporation lawfully to issue and deliver to each holder of record of Series C Preferred Stock such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all shares of Series C Preferred Stock then outstanding and convertible into shares of Common Stock.

(12) Fractional Shares.

(a) No fractional shares of Common Stock will be issued as a result of any conversion of shares of Series C Preferred Stock.

(b) In lieu of any fractional share otherwise issuable in respect of any automatic conversion pursuant to Section 7 hereof or a conversion at the option of the Holder pursuant to Section 8 hereof, the Corporation shall pay an amount in cash equal to the same fraction of:

(i) in the case of an automatic conversion pursuant to Section 7 hereof, the Current Market Price; or

(ii) in the case of a conversion at the option of the Holder pursuant to Section 8 hereof, the Closing Price of the Common Stock determined as of the Trading Day immediately preceding the effective date of conversion.

(13) Anti-Dilution Adjustments to the Conversion Rate.

(a) The formula for determining the Conversion Rate as set forth in Section 7(b) hereof, and the number of shares of Common Stock to be delivered upon any conversion of shares of Series C Preferred Stock pursuant to Sections 7, 8 or 9 hereof, shall be subject to the following adjustments. Each adjustment to the Conversion Rate will result in a corresponding adjustment to the number of shares of the Common Stock issuable upon conversion of the Series C Preferred Stock.

(i) Stock Dividends and Distributions. In case the Corporation shall pay or make a dividend or other distribution on the Common Stock in shares of Common Stock, the Conversion Rate, as in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution, shall be increased by dividing such Conversion Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of Shares of Common Stock outstanding and the total number of shares of Common Stock constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this sub-section (i), the number of shares of Common Stock at the time outstanding shall not include shares held in the treasury of the Corporation but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Common Stock. The Corporation will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation.

(ii) Subdivisions, Splits and Combinations of the Common Stock. In case outstanding             shares of Common Stock shall be subdivided or split into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision or split becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision, split or combination becomes effective.

(iii) Issuance of Stock Purchase Rights. In case the Corporation shall issue rights or warrants to all holders of its Common Stock not being available on an equivalent basis to Holders of the shares of Series C Preferred Stock upon conversion (other than rights or warrants issued pursuant to a dividend reinvestment plan or share purchase plan or other similar plans), entitling such holders to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price on the date fixed for the determination of stockholders entitled to receive such rights or warrants, the Conversion Rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by multiplying such Conversion Rate by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase and the denominator of which shall be the number of             shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this sub-section (iii), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Common Stock. The Corporation shall not issue any such rights or warrants in respect of shares of Common Stock held in the treasury of the Corporation.

(iv) Debt or Asset Distribution.

(A) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of capital stock, securities, cash or other assets (excluding any dividend or distribution referred to in Section 13(a)(i) or Section 13(a)(ii) hereof, any rights or warrants referred to in Section 13(a)(iii) hereof, any dividend or distribution paid exclusively in cash and any dividend, shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit in the case of a Spin-Off referred to in Section 13(a)(iv)(B) below), the Conversion Rate shall be adjusted so that it shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction, the numerator of which shall be the Current Market Price per share of the Common Stock on the date fixed for such determination and the denominator of which shall be such Current Market Price per share of the Common Stock less the then fair market value (as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board of Directors of the Corporation or a committee thereof, or, if no such investment banking or appraisal firm is, in the good faith judgment of the Board of Directors of the Corporation or a committee thereof, available to make such determination within a reasonable time period so as to permit the Corporation to comply with its obligation to issue and deliver shares of Common Stock upon conversion of any Series C Preferred Stock hereunder, as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution. In any case in which this sub-section (iv)(A) is applicable, sub-section (iv)(B) of this Section 13(a) shall not be applicable.

(B) In the case of a Spin-Off, the Conversion Rate in effect immediately before the close of business on the record date fixed for determination of stockholders entitled to receive that distribution will be increased by multiplying the Conversion Rate by a fraction, the numerator of which is the Current Market Price per share of the Common Stock plus the Fair Market Value of the portion of those             shares of Capital Stock or similar equity interests so distributed applicable to one share of Common Stock and the denominator of which is the Current Market Price per share of the Common Stock. Any adjustment to the Conversion Rate under this sub-section (iv)(B) of this Section 13(a) will occur on the earlier of (A) the 10th Trading Day from, but excluding, the effective date of the Spin-Off and (B) the date of the securities being offered in the Initial Public Offering of the Spin-Off, if that Initial Public Offering is effected simultaneously with the Spin-Off.

(v) Cash Distributions. In case the Corporation shall:

(A) by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed in a Reorganization Event to which Section 13(f) hereof applies or as part of a distribution referred to in sub-section (iv) of this Section 13(a)) in an aggregate amount that, combined together with:

(B) the aggregate amount of any other distributions to all holders of its Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this Section 13(a)(v) or Section 13(a)(vi) has been made; and

(C) the aggregate of any cash plus the fair market value, as of the date of the expiration of the tender or exchange offer referred to below (as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property elected in good faith by the Board of Directors of the Corporation or a committee thereof, or, if no such investment banking or appraisal firm is, in the good faith judgment of the Board of Directors of the Corporation or a committee thereof, available to make such determination within a reasonable time period so as to permit the Corporation to comply with its obligation to issue and deliver shares of Common Stock upon conversion of any Series C Preferred Stock hereunder, as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors), of the consideration payable in respect of any tender or exchange offer by the Corporation or any of its subsidiaries for all or any portion of the Common Stock concluded within the 12 months preceding the date of payment of the distribution described in Section 13(a)(v)(A) and in respect of which no adjustment pursuant to this Section 13(a)(v) or Section 13(a)(vi) below has been made, exceeds 10% of the product of the Current Market Price per share of the Common Stock on the date for the determination of holders of shares of Common Stock entitled to receive such distribution multiplied by the number of shares of Common Stock outstanding on such date on a fully diluted basis, then, and in each such case, immediately after the close of business on such date for determination, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the date fixed for determination of the stockholders entitled to receive such distribution by a fraction, (1) the numerator of which shall be equal to the Current Market Price per share of the Common Stock on the date fixed for such date for determination and (2) the denominator of which shall be equal to the Current Market Price per share of the Common Stock on the date fixed for such determination less an amount equal to the quotient of (x) the combined amount distributed or payable in the transactions described in the above clauses (A), (B) and (C) of this Section 13(a)(v) divided by (y) the number of shares of Common Stock outstanding on such date for determination.

(vi) Tender Offers and Exchange Offers. Tender Offers. In case (1) a tender or exchange offer made by the Corporation or any subsidiary of the Corporation for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of Purchased Shares (as defined below in this Section)) of an aggregate consideration having a fair market value (as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board of Directors of the Corporation or a committee thereof, or, if no such investment banking or appraisal firm is, in the good faith judgment of the Board of Directors of the Corporation or a committee thereof, available to make such determination within a reasonable time period so as to permit the Corporation to comply with its obligation to issue and deliver shares of Common Stock upon conversion of any Series C Preferred Stock hereunder, as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that combined together with (2) the aggregate of the cash plus the fair market value (as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board of Directors of the Corporation or a committee thereof, or, if no such investment banking or appraisal firm is, in the good faith judgment of the Board of Directors of the Corporation or a committee thereof, available to make such determination within a reasonable time period so as to permit the Corporation to comply with its obligation to issue and deliver shares of Common Stock upon conversion of any Series C Preferred Stock hereunder, as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors), as of the expiration of such tender or exchange offer, of consideration payable in respect of any other tender or exchange offer by the Corporation or any subsidiary of the Corporation for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of such tender or exchange offer and in respect of which no adjustment pursuant to Section 13(a)(v) hereof or this Section 13(a)(vi) has been made and (3) the aggregate amount of any distributions to all holders of the Corporation’s Common Stock made exclusively in cash within the 12 months preceding the expiration of such tender or exchange offer and in respect of which no adjustment pursuant to Section 13(a)(v) hereof or this Section 13(a)(vi) has been made, exceeds 10% of the product of the Current Market Price per share of the Common Stock as of the last time (the “Expiration Time”) tenders could have been made pursuant to such tender or exchange offer (as it may be amended) multiplied by the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate immediately prior to the close of business on the date of the Expiration Time by a fraction (A) the numerator of which shall be equal to (x) the product of (I) the Current Market Price per share of the Common Stock on the date of the Expiration Time and (II) the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time less (y) the amount of cash plus the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the transactions described in clauses (1), (2) and (3) of this Section 13(a)(vi) (assuming in the case of clause (1) the acceptance, up to any maximum specified in the terms of the tender or exchange offer, of Purchased Shares), and (B) the denominator of which shall be equal to the product of (x) the Current Market Price per share of the Common Stock as of the Expiration Time and (y) the number of shares of Common Stock outstanding (including any tendered shares) as of the Expiration Time less the number of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the “Purchased Shares”).

(b) Reclassification. The reclassification of Common Stock into securities including securities other than Common Stock (other than any reclassification upon a Reorganization Event to which Section 13(f) applies) shall be deemed to involve (1) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be “the date fixed for the determination of stockholders entitled to receive such distribution” and the “date fixed for such determination” within the meaning of Section 13(a)(iv)), and (2) a subdivision, split or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be “the day upon which such subdivision or split becomes effective” or “the day upon which such combination becomes effective,” as the case may be, and “the day upon which such subdivision, split or combination becomes effective” within the meaning of Section 13(a)(ii)).

(c) Adjustment for Tax Reasons. The Corporation may make such increases the Conversion Rate, in addition to any other increases required by this Section 13, if the Board of Directors deems it advisable to avoid or diminish any income tax to holders of the Common Stock resulting from any dividend or distribution of shares (or rights to acquire shares) or from any event treated as a dividend or distribution for income tax purposes or for any other reasons.

(d) All adjustments to the Conversion Rate shall be calculated to the nearest 1/10,000th of a share (or, if there is not a nearest 1/10,000th of a share, to the next lower 1/10,000th of a share) of Common Stock. No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent of the Conversion Rate; provided, that any adjustments that by reason of this sub-section are not required to bemade shall be carried forward and taken into account in any subsequent adjustment. If an adjustment is made to the Conversion Rate pursuant to Section 13(a)(i), 13(a)(ii), 13(a)(iii), 13(a)(iv), 13(a)(v) or 13(a)(vi), an adjustment shall also be made to the Threshold Appreciation Price and the Initial Price, solely to determine which of clauses (i), (ii) or (iii) of the definition of Conversion Rate will apply on the Conversion Date. Such adjustment shall be made by multiplying each of the Threshold Appreciation Price and the Initial Price by a fraction, the numerator of which shall be the Conversion Rate immediately after such adjustment pursuant to Section 13(a)(i), 13(a)(ii), 13(a)(iii), 13(a)(iv), 13(a)(v) or 13(a)(vi) and the denominator of which shall be the Conversion Rate immediately before such adjustment; provided that if such adjustment to the Conversion Rate is required to be made pursuant to the occurrence of any of the events contemplated by Section 13(a)(i), 13(a)(ii), 13(a)(iii), 13(a)(iv), 13(a)(v) or 13(a)(vi) during the period taken into consideration for determining the Applicable Market Value, appropriate and customary adjustments shall be made to the Conversion Rate.

(e) Whenever the Conversion Rate is to be adjusted in accordance with Section 13(a), the Corporation shall: (i) compute the Conversion Rate in accordance with Section 13(a) and prepare and transmit to the Transfer Agent an Officer’s Certificate setting forth the Conversion Rate, the method of calculation thereof in reasonable detail, and the facts requiring such adjustment and upon which such adjustment is based; (ii) as soon as practicable following the occurrence of an event that requires or permits an adjustment to the Conversion Rate pursuant to Section 13(a) hereof (or if the Corporation is not aware of such occurrence, as soon as practicable after becoming so aware), provide a written notice to the Holders of the Series C Preferred Stock of the occurrence of such event; and (iii) as soon as practicable following the determination of the revised Conversion Rate in accordance with Section 13(a) hereof, a statement setting forth in reasonable detail the method by which the adjustment to the Conversion Rate was determined and setting forth the revised Conversion Rate.

(f) In the event of:

(i) any consolidation or merger of the Corporation with or into another Person (other than a merger or consolidation in which the Corporation is the continuing corporation and in which the Common Stock outstanding immediately prior to the merger or consolidation is not exchanged for cash, securities or other property of the Corporation or another corporation); or

(ii) any sale, transfer, lease or conveyance to another person of all or substantially all of the property and assets of the Corporation; or

(iii) any statutory exchange of securities of the Corporation with another Person (other than in connection with a merger or acquisition) (any such event specified in this Section 13(f), a “Reorganization Event”), each share of Series C Preferred Stock immediately prior to such Reorganization Event shall, after such Reorganization Event, be converted into a right to receive the kind and amount of securities, cash and other property receivable in such Reorganization Event (without any interest thereon and without any right to dividends or distribution thereon which have a record date that is prior to the conversion date) per share of Series C Preferred Stock by a holder of Common Stock that (1) is not a person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be (any such person, a “Constituent Person”), or an Affiliate of a Constituent Person to the extent such Reorganization Event provides for different treatment of Common Stock held by Affiliates of the Corporation and non-Affiliates, and (2) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such Reorganization Event (provided that if the kind or amount of securities, cash and other property receivable upon such Reorganization Event is not the same for each share of Common Stock held immediately prior to such Reorganization Event by other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised (“Non-electing Share”), then, for the purpose of this Section 13(f) the kind and amount of securities, cash and other property receivable upon such Reorganization Event by each Non-electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-electing Shares). On the conversion date, the Conversion Rate then in effect (assuming that such conversion date were the Mandatory Conversion Date) will be applied to the value on the conversion date of such securities, cash or other property that a Holder would have received if it had held shares of Common Stock during a Reorganization Event.

In the event of such a Reorganization Event, the person formed by such consolidation, merger or exchange or the person which acquires the assets of the Corporation shall execute and deliver to the Transfer Agent an agreement providing that the Holder of each share of Series C Preferred Stock shall have the rights provided by this Section 13(f). Such agreement shall provide for adjustments that, for events subsequent to the effective date of such agreement, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 13(f). The above provisions of this Section 13(f) shall similarly apply to successive Reorganization Events.

(14) Replacement Stock Certificates.

(a) If physical certificates are issued, and any of the Series C Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Corporation shall, at the expense of the Holder, issue, in exchange and in substitution for and upon cancellation of the mutilated Series C Preferred Stock certificate, or in lieu of and substitution for the Series C Preferred Stock certificate lost, stolen or destroyed, a new Series C Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Series C Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Series C Preferred Stock certificate and indemnity, if requested, satisfactory to the Corporation and the Transfer Agent.

(b) The Corporation is not required to issue any certificates representing the Series C Preferred Stock on or after the Mandatory Conversion Date. In lieu of the delivery of a replacement certificate following the Mandatory Conversion Date, the Transfer Agent, upon delivery of the evidence and indemnity described above, will deliver the shares of Common Stock issuable pursuant to the terms of the Series C Preferred Stock evidenced by the certificate.

(15) Miscellaneous.

(a) All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three business days after the mailing thereof if sent by registered or certified mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Certificate of Amendment) with postage prepaid, addressed: (i) if to the Corporation, to its office at One Riverfront Plaza, Corning, New York 14831 (Attention: the Secretary) or to the Transfer Agent at its Corporate Trust Office, or other agent of the Corporation designated as permitted by this Certificate of Amendment, or (ii) if to any Holder of the Series C Preferred Stock or holder of shares of Common Stock, as the case may be, to such Holder at the address of such Holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Series C Preferred Stock or Common Stock, as the case may be), or (iii) to such other address as the Corporation or any such Holder, as the case may be, shall have designated by notice similarly given.

(b) The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series C Preferred Stock or shares of Common Stock or other securities issued on account of Series C Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series C Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Series C Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person or securities other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

(c) The Corporation may appoint, and from time to time discharge and appoint, a Transfer Agent for the Series C Preferred Stock. Upon any such discharge or appointment, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the Holders of the Series C Preferred Stock.

(16) Definitions.

Unless otherwise defined herein, capitalized terms used in this Certificate of Amendment shall have the following meanings:

“Affiliate” shall have the meaning given to that term in Rule 405 of the Securities Act of 1933, as amended, or any successor rule thereunder.

“Applicable Market Value“ means the average of the Closing Prices per share of the Common Stock on each of the 20 consecutive Trading Days ending on the third Trading Day immediately preceding the Mandatory Conversion Date.

“Bankruptcy Law“ means Title 11, United States Code, or any similar federal or state law for the relief of debtors.

“Business Day“ means any day other than a Saturday or Sunday or any other day on which banks in The City of New York are authorized or required by law or executive order to close.

“Cash Merger“ shall have the meaning set forth in Section 9(a) hereof.

“Closing Price“ means, as of any date of determination, the closing sale price or, if no closing sale price is reported, the last reported sale price of the Common Stock on the New York Stock Exchange on that date. If the Common Stock is not then traded on the New York Stock Exchange on any date of determination, the Closing Price of the Common Stock on any date of determination means the closing sale price as reported in the composite transactions for the principal U.S. securities exchange on which the Common Stock is so listed or quoted, or if the Common Stock is not so listed or quoted on a U.S. national or regional securities exchange, as reported by the Nasdaq stock market, or, if no closing price for the Common Stock is so reported, the last quoted bid price for the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization or, if that bid price is not available, the market value of the Common Stock on that date as determined by a nationally recognized independent investment banking firm retained by us for this purpose.

“Common Stock“ as used in this Certificate of Amendment means the Corporation’s Common Stock, par value $0.50 per share, as the same exists at the date of filing of a Certificate of Amendment to the Certificate of Incorporation of the Corporation relating to the Series C Preferred Stock, or any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. However, subject to the provisions of Section 13(a)(vii), shares of Common Stock issuable on conversion of shares of Series C Preferred Stock shall include only shares of the class designated as Common Stock of the Corporation at the date of the filing of this instrument with the State of New York or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and which are not subject to redemption by the Corporation; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all classes resulting from all such reclassifications.

“Conversion Rate“ shall have the meaning set forth in Section 7(b) hereof.

“Corporate Trust Office“ means the principal corporate trust office of the Transfer Agent at which, at any particular time, its corporate trust business shall be administered.

“Current Market Price“ per share of Common Stock on any date means the average of the daily Closing Prices for the five consecutive Trading Days preceding the earlier of the day preceding the date in question and the day before the “ex date” with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term “ex date,” when used with respect to any issuance or distribution, means the first date on which the Common Stock trades without the right to receive the issuance or distribution. For the purposes of determining the adjustment to the Conversion Rate for the purposes of Section 13(a)(iv)(B) hereof in the case of an Initial Public Offering that is effected simultaneously with a Spin-Off, the “Current Market Price” per share of Common Stock means the Closing Price of the Common Stock on the Trading Day on which the Initial Public Offering price of the securities being distributed in the Spin-Off is determined. For the purposes of determining the adjustment to the Conversion Rate for the purposes of Section 13(a)(iv)(B) hereof in the case of an Initial Public Offering that is not effected simultaneously with a Spin-Off, the Current Market Price per share of Common Stock means the average of the Closing Prices over the first ten Trading Days following the effective date of the Spin-Off.

“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

“Dividend Payment Date” means the 16th calendar day of February, May, August and November of each year, or the following Business Day if the 16th is not a business day.

“Dividend Period” means the period ending on the day before a Dividend Payment Date and beginning on the preceding Dividend Payment Date or, if there is no preceding Dividend Payment Date, on the first date of issuance of the Series C Preferred Stock.

“Fair Market Value” means (a) in the case of any Spin-Off that is effected simultaneously with an Initial Public Offering of the securities being distributed in the Spin-Off, the Initial Public Offering price of those securities, and (b) in the case of any other Spin-Off, the average of the closing sale prices of those securities over the first 10 Trading Days following the effective date of such Spin-Off.

“Holder” means the person in whose name the shares of the Series C Preferred Stock is registered, which may be treated by the Corporation and the Transfer Agent as the absolute owner of the shares of Series C Preferred Stock for the purpose of making payment and settling conversions and for all other purposes.

“Initial Price” shall have the meaning set forth in Section 7(b) hereof.

“Initial Public Offering” means the first time securities of the same class or type as the securities being distributed in a Spin-Off are offered to the public for cash.

“Liquidation Preference” means, as to the Series C Preferred Stock, $100 per share.

“Mandatory Conversion Date” means August 16, 2005.

“Market Value” with respect to the portfolio of U.S. Treasury Securities that secures the Corporation’s payment obligations under the Promissory Note will be as determined by Citibank, N.A., acting as collateral agent, pursuant to the Pledge, Assignment and Collateral Agency Agreement.

“Medallion Signature Guarantee” means a signature guarantee by an eligible institution such as a brokerage firm, commercial bank, trust company, national bank, credit union, etc., that is participating in an approved Medallion Program such as the Securities Transfer Association Inc. (STA) approved Medallion Program.

“Merger Early Settlement” shall have the meaning set forth in Section 9(a) hereof.

“Merger Early Settlement Date” shall have the meaning set forth in Section 9(b) hereof.

“Officer’s Certificate” means a certificate of the Corporation, signed by any duly authorized Officer of the Corporation.

“Pledge, Assignment and Collateral Agency Agreement” means the agreement, to be dated as of the date of first issuance of the Series C Preferred Stock, by and between the Corporation and Citibank, N.A., acting as collateral agent thereunder for the benefit of the Holders and beneficial owners from time to time of the Series C Preferred Stock.

“Promissory Note” means the note, to be dated as of the date of first issuance of the Series C Preferred Stock, in favor of Citibank, N.A., as collateral agent under the Pledge, Assignment and Collateral Agency Agreement, for the benefit of the Holders of the Series C Preferred Stock.

“Record Date” means the 1st calendar day of the month in which the applicable Dividend Payment Date falls.

“Record Holder” means the Holder of record of the Series C Preferred Stock as they appear on the stock books of the Corporation at the close of business on a Record Date.

“Series A Preferred Stock” means the series of Preferred Stock, par value $100, of the Corporation designated as “Series A Junior Participating Preferred Stock.”

“Series B Preferred Stock” means the series of Preferred Stock, par value $100, of the Corporation designated as “Series B Cumulative Convertible Preferred Stock.”

“Spin-Off” means a dividend or other distribution of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit of the Corporation.

“Threshold Appreciation Price” shall have the meaning set forth in Section 7(b) hereof.

“Trading Day” means a day on which the Common Stock:

(a) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business; and

(b) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

“Transfer Agent” means Computershare Investor Services, LLC, acting as transfer agent and registrar for the Series C Preferred Stock, and its successors and assigns.

“U.S. Treasury Securities” means the U.S. treasury securities purchased by the Corporation and pledged to secure payments on the Promissory Note.

FOURTH: The Certificate of Incorporation of the Corporation was authorized by resolutions duly adopted by the Board of Directors of the Corporation and by resolutions duly adopted by the holders of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders. This Certificate of Amendment was authorized by resolutions duly adopted by the Board of Directors of the Corporation, pursuant to authority granted to the Board of Directors under the Certificate of Incorporation of the Corporation, and in accordance with Sections 502(c), 502(d) and 805 of the Business Corporation Law of the State of New York, at a meeting duly called and held on July 19, 2002, at which a quorum was present and acting throughout.

IN WITNESS WHEREOF, we have signed this Certificate this 5th day of August, 2002.

/S/ WENDELL P. WEEKS
WENDELL P. WEEKS
President and Chief Operating Officer

/S/ DENISE A. HAUSELT
DENISE A. HAUSELT
Secretary

STATE OF NEW YORK) )

COUNTY OF STEUBEN)

WENDELL P. WEEKS and DENISE A. HAUSELT, being severally duly sworn, say, and each for himself says, that the said Wendell P. Weeks is the President and Chief Operating Officer and the said Denise A. Hauselt is the Secretary of Corning Incorporated, which is a corporation organized under the laws of State of New York and is the corporation described in the foregoing Certificate; that they have read the said Certificate and know the contents thereof and that the same is true to their own knowledge.

/S/ WENDELL P. WEEKS
WENDELL P. WEEKS
President and Chief Operating Officer

/S/ DENISE A. HAUSELT
DENISE A. HAUSELT
Secretary

Subscribed and sworn to before me this 5th day of August, 2002.

/S/ SHERRY L. SMITH
Sherry L. Smith

Notary Public, State of New York
Steuben County, No. 5009667
Commission Expires March 15, 2003